Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 of Chevron Corporation of our report dated February 21, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 5, 2020